 Filed Pursuant to Rule 424(b)(5)
  Registration Statement File No. 333-264067
PROSPECTUS SUPPLEMENT
TO THE PROSPECTUS DATED APRIL 15, 2022
GREENBROOK TMS INC.
Up to $4,458,156 of Common Shares
This prospectus supplement relates to the issuance and sale of up to $4,458,156 of common shares (the “Offered Shares”) in the share capital (the “Common Shares”) of Greenbrook TMS Inc. (“Greenbrook” or the “Company”) to Alumni Capital LP (“Alumni Capital”). The Offered Shares are comprised of (i) $4,324,411.32 of Common Shares offered from time to time in one or more transactions, from the date of this prospectus supplement until the end of the Commitment Period (as defined below) in amounts, at prices and on terms that will be determined at the time these securities are offered pursuant to the purchase agreement (the “Purchase Agreement”) between the Company and Alumni Capital, dated as of July 13, 2023 (the “Purchase Shares”); and (ii) $133,744.68 of Common Shares to be issued to Alumni Capital as commitment shares under the Purchase Agreement (the “Commitment Shares”) on or about July 14, 2023.
Alumni Capital is an underwriter within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The registration of the Offered Shares hereunder does not mean that Alumni Capital will actually purchase or that the Company will actually issue and sell all or any of the Purchase Shares being registered pursuant to this prospectus supplement.
The Common Shares are listed for trading on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“Nasdaq”) under the symbol “GBNH”. On July 11, 2023, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the Nasdaq was $0.63 per Common Share.
As of June 8, 2023, the aggregate market value of our Common Shares held by our non-affiliates was approximately $13,374,468.75, based upon 17,832,625 outstanding Common Shares held by non-affiliates at a per share price of $0.75, the closing sale price of the Common Shares on Nasdaq on June 8, 2023. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the Company sell securities in a public offering with a value exceeding more than one-third of the Company’s “public float” (i.e., the aggregate market value of the Common Shares held by non-affiliates) in any 12-month period so long as the public float remains below $75.0 million. The Company has not sold any securities in reliance on General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement.
Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, beginning on page 2 of the accompanying base prospectus and the risk factors included in our Annual Report and Q1 2023 Interim Report (each as defined herein), and in other documents incorporated in this prospectus supplement by reference.
Neither the Securities and Exchange Commission (the “SEC”) nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is July 13, 2023.

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and supplements information contained in the accompanying base prospectus and the documents incorporated by reference therein. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement forms a part of the accompanying base prospectus solely for the purpose of this offering. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the Registration Statement (as defined below), certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus supplement and the accompanying base prospectus, but are contained in the Registration Statement, are available on EDGAR at www.sec.gov.
On April 12, 2022, the Company filed with the SEC under the Securities Act a registration statement on Form F-3 (File No. 333-264067) (as amended, the “Registration Statement”) utilizing a shelf registration process relating to certain securities, including offerings from time to time of Common Shares, which Registration Statement, which included the accompanying base prospectus, became effective on April 15, 2022. Under the Registration Statement, we are subject to the provisions of General Instruction I.B.5 of Form F-3, as described on the cover page of this prospectus supplement.
A prospective purchaser of the Offered Shares should read this entire prospectus supplement and the accompanying base prospectus, including the documents incorporated herein and therein by reference, and consult its own professional advisors to assess the income tax, legal, risks and other aspects of its investment in the Offered Shares. A prospective purchaser of the Offered Shares should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus. The Company and Alumni Capital has not authorized anyone to provide the prospective purchaser of the Offered Shares with additional or different information. The information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any offer or sale of the Offered Shares. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.
The Offered Shares may be sold only in those jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus is not an offer to sell or a solicitation of an offer to buy the Offered Shares in any jurisdiction where it is unlawful.
If the information varies between this prospectus supplement and the accompanying base prospectus, the information in this prospectus supplement supersedes the information in the accompanying base prospectus.
Interpretation
Unless otherwise noted or the context otherwise requires, the “Company”, “Greenbrook”, “we”, “us” or “our” refer to Greenbrook TMS Inc. together with its subsidiaries.
Presentation of Financial Information
The financial statements of the Company incorporated by reference in this prospectus supplement and the accompanying base prospectus are presented in United States dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). IFRS differs in certain respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and thus the consolidated financial statements and other financial data relating to the Company may not be comparable to financial statements of U.S. companies. Prospective investors should consult with their own professional advisors for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information included herein.
Certain calculations included in tables and other figures in this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, have been rounded for clarity of presentation.
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FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the Company’s comprehensive restructuring plan announced on March 6, 2023 (the “Restructuring Plan”), the Company’s expectations regarding its liquidity and available financing, and the Company’s expectations of future results, performance, achievements, prospects or opportunities or the markets in which it operates, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.
Forward-looking information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein includes, among other things, statements relating to: the terms and timing of sales of Purchase Shares pursuant to this offering; the intended use by the Company of the net proceeds from sales of Purchase Shares pursuant to this offering as described under “Use of Proceeds”; the Company’s expectations regarding its revenue, expenses, cash flow, operations and financial position, including its ability to meet its operating cash requirements and satisfy its debt obligations; the Company’s ability to access capital and third-party financing, and the terms relating thereto, to satisfy its future cash requirements; the Company’s expectations regarding regaining compliance with the Nasdaq listing rules for which it has received deficiency notices (as described in “Prospectus Supplement Summary — Recent Developments”); information relating to the Restructuring Plan, including the anticipated timing of completion of the Restructuring Plan and the potential benefits and cost-savings expected to be derived therefrom; changes in laws and regulations affecting the Company and the regulatory environment in which it operates; the Company’s expectations regarding the potential market opportunity for the delivery of Transcranial Magnetic Stimulation (“TMS”) and Spravato® (esketamine nasal spray) therapy; the Company’s expectations regarding its growth rates and growth plans and strategies, including expectations regarding future growth of the TMS market; potential expansion of additional therapeutic indications approved for TMS therapy by the United States Food and Drug Administration (“FDA”); the Company’s business plans and strategies; the Company’s expectations regarding the expansion of Spravato® therapy (the “Spravato® Program”); changes in reimbursement rates by insurance payors, including Medicare; the Company’s expectations regarding the outcome of litigation, including, but not limited to, the Klein Matters (as defined herein); the Company’s ability to attract and retain medical practitioners and qualified technicians at the Company’s network of outpatient mental health service centers that specialize in TMS and Spravato® treatment (each, a “Treatment Center”); the Company’s competitive position in its industry and its expectations regarding competition; and anticipated trends and challenges in the Company’s business and the markets in which it operates.
This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.
The forward-looking information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is necessarily based on a number of opinions,
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estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support our operating activities and fund our cash obligations, working capital needs and debt obligations; inability to satisfy debt covenants and/or payment obligations under our credit facility with Madryn Fund Administration, LLC (the “Credit Facility”) and our other outstanding indebtedness, and the potential acceleration of indebtedness, including as a result of an unfavorable decision in respect of the Klein Note Action (as defined herein); risks related to our ability to continue to negotiate amendments to the Credit Facility to prevent a default; risks relating to our ability to deliver and execute on our Restructuring Plan and the possible failure to realize expected cost-savings therefrom; failure to reduce operating expenses and labor costs (from the Restructuring Plan or otherwise) in a timely manner; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy our debt obligations; risks relating to strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels and the terms of the agreements related thereto, causing a reduction in financial and operating flexibility; inability to successfully execute the Company’s growth strategy, including the expansion of the Spravato® Program; inability to successfully integrate and realize the anticipated benefits of recent acquisitions into our business (including, but not limited to, our July 2022 acquisition of Success TMS (as defined below)); inability to attract and retain key managerial and other non-medical personnel; imposition of additional requirements related to the provision of services at our Treatment Centers by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices (“TMS Devices”) from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage operations given the Company’s current size; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s Treatment Centers; inability to successfully operate newly-opened or newly-acquired Treatment Centers profitably, or at all; risks related to the Company’s dependence on Neuronetics, Inc. (“Neuronetics”) as its exclusive supplier of TMS Devices; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing our clinicians; claims made by or against the Company, including the Klein Matters, which may be resolved unfavorably to us; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with anti-kickback, fraud and abuse laws; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes, which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; risks associated with dilution of equity ownership, including as a result of this offering or upon exercise or conversion of outstanding options, warrants and conversion instruments; volatility in the market price for the
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Common Shares; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; significant influence of Benjamin Klein, who is currently our largest shareholder, and who is the principal litigant in connection with the Klein Matters; future sales of the Company’s securities by shareholders causing the market price for Common Shares to decline; no cash dividends for the foreseeable future; risks relating to maintaining an active, liquid and orderly trading market for Common Shares as a result of our potential inability to regain compliance with Nasdaq’s listing rules (as discussed in “Prospectus Supplement Summary — Recent Developments”); different shareholder protections in Canada as compared to the United States and elsewhere; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; increases to our costs as a result of operating as a U.S. public company, which would increase upon loss of “foreign private issuer” status; and other risks described in this prospectus supplement, the accompanying base prospectus and/or the documents incorporated by reference herein and therein, including in the Annual Report, filed with the SEC on EDGAR (www.sec.gov) and with the Canadian securities regulators on SEDAR (www.sedar.com).
If any of these risks or uncertainties materialize, or if the opinions, estimates, or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus supplement and the accompanying base prospectus under the heading “Risk Factors” and in the Company’s filings with securities regulators, including the Annual Report and the Q1 2023 Interim Report.
Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the foregoing list of material risks is not exhaustive. In addition, in presenting forward-looking information, we have made certain assumptions, including, but not limited to: our ability to continue to operate as a “going concern” and satisfy our cash obligations; our ability to remain in compliance with the Credit Facility and satisfy our debt obligations as they become due; our ability to obtain future financing on terms acceptable to us; our ability to realize the anticipated cost savings and other anticipated benefits from the Restructuring Plan; our ability to resolve the Klein Matters favorably; no unforeseen changes in the legislative and operating framework for the Company’s business; our ability to regain compliance with Nasdaq listing rules and maintain our listing on Nasdaq; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the requirements for reimbursement, and the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant adverse events occurring outside the ordinary course of business.
Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein represents the Company’s expectations as of the date of this prospectus supplement (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is expressly qualified by the foregoing cautionary statements.
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DOCUMENTS INCORPORATED BY REFERENCE
This prospectus supplement is incorporated by reference into the accompanying base prospectus solely for the purposes of this offering. Other documents are also incorporated, or deemed to be incorporated, by reference into the accompanying base prospectus and reference should be made to the accompanying base prospectus for full particulars thereof.
Information has been incorporated by reference in this prospectus supplement from documents filed with the SEC in the United States as exhibits to the Registration Statement and which have been filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada. Copies of these documents may be obtained on request without charge from the Chief Financial Officer of the Company at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4, by telephone at (416) 915-9100 or by accessing these documents through the Internet on the Company’s website at www.greenbrooktms.com, on EDGAR at www.sec.gov or on SEDAR at www.sedar.com.
Except to the extent that their contents are modified or superseded by a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement, the following documents of the Company filed with the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:
(a)
the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), which report contains the audited consolidated financial statements of the Company as at and for the years ended December 31, 2022 and 2021, together with the notes thereto and the report of the independent auditors thereon (the “Annual Financial Statements”) and the related management’s discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2022;

(b)
the unaudited condensed interim consolidated financial statements of the Company and the notes thereto for the three-month periods ended March 31, 2023 and 2022, and the related management’s discussion and analysis of financial condition and results of operations as at and for the three-month periods ended March 31, 2023 and 2022, filed with the SEC on Form 6-K on May 16, 2023 (Exhibits 99.2 and 99.3 only) (collectively, the “Q1 2023 Interim Report”);

(c)
the management information circular of the Company dated May 11, 2023, in connection with its annual meeting of shareholders held on June 20, 2023, filed with the SEC on Form 6-K on May 23, 2023 (Exhibit 99.1); and

(d)
the business acquisition report of the Company dated November 23, 2022, in respect of the acquisition of Success TMS (the “Success TMS BAR”) and Urish Popeck & Co. LLC’s related consent, filed with the SEC on Form 6-K on November 23, 2022 (Exhibit 99.1 and 99.2).

Documents referenced in any of the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this prospectus supplement or the accompanying base prospectus are not incorporated by reference in this prospectus supplement. All documents filed by the Company on Form 6-K or an annual report with the SEC shall be deemed to be incorporated by reference into the Registration Statement if and to the extent, in the case of any Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.
Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. Any statement so modified or superseded will not be deemed, except as so modified or superseded,
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to constitute a part of this prospectus supplement. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES
The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario) (“OBCA”). Some of the Company’s directors and officers and some of the experts named in this prospectus supplement reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Company has appointed TMS NeuroHealth Centers Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a United States court arising out of or related to the Registration Statement, of which this prospectus supplement forms a part.
WHERE YOU CAN FIND MORE INFORMATION
The Company has filed a Registration Statement with the SEC with respect to the securities offered pursuant to this prospectus supplement. This prospectus supplement, which constitutes a part of the Registration Statement, does not contain all of the information required to be contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.
The Company files certain reports with certain securities regulatory authorities of Canada and the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). The Company is able to rely on certain exemptions under the U.S. Exchange Act and Nasdaq listing rules available to a “foreign private issuer” (within the meaning of U.S. securities laws). In addition, the Company’s officers and directors are exempt from the reporting and short swing profit liability provisions contained in Section 16 of the U.S. Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services, and on the Company’s website at www.greenbrooktms.com. The Company’s Canadian filings are available on SEDAR at www.sedar.com and on the Company’s website at www.greenbrooktms.com. The information contained or referred to on the Company’s website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus.
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PROSPECTUS SUPPLEMENT SUMMARY
The Company
Currently operating through 133 Company-operated Treatment Centers, Greenbrook is a leading provider of TMS therapy and Spravato® (esketamine nasal spray), FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than one million treatments to over 32,000 patients struggling with depression.
The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4 (Tel. (416) 322-9700). The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.
Further information regarding the Company and its business is set out in the Annual Report, the Q1 2023 Interim Report and the other documents incorporated herein by reference.
Recent Developments
2023 Annual General Meeting of Shareholders
On June 20, 2023, at the Company’s annual general meeting of shareholders (the “Meeting”), each of Brian P. Burke, Colleen Campbell, Sasha Cucuz, Adrienne Graves, Ph.D., Bill Leonard, Frank Tworecke and Elias Vamvakas were elected as directors of the Company by shareholders, to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. Benjamin Klein also ran for election to the board of directors of the Company (the “Board”) but received more “withheld” votes than votes “for”, and in accordance with the Company’s majority voting policy, Mr. Klein was required to tender his resignation as a director to the Board. On June 23, 2023, the Board announced that Mr. Klein had tendered his resignation and that his resignation had been accepted by the Board, relieving Mr. Klein of his responsibilities as a director of the Company. In addition to Mr. Klein’s departure, Ms. Adele C. Oliva and Mr. Robert Higgins, previous members of the Board, did not stand for re-election at the Meeting.
Amendment to Credit Facility
On June 14, 2023, we amended our Credit Facility with an affiliate of Madryn Asset Management, LP (“Madryn”) to lower our minimum liquidity covenant (the “Minimum Liquidity Covenant”) from $3,000,000 to $1,000,000 for the period from June 14, 2023 to June 30, 2023 (the “June Credit Facility Amendment”). In consideration for this amendment, a $1,000,000 amendment fee was added to the principal amount owed under the Credit Facility.
Following the expiry of the reduced Minimum Liquidity Covenant under the June Credit Facility Amendment, the Credit Facility was further amended on July 3, 2023 to lower the Minimum Liquidity Covenant from $3,000,000 to $300,000 up to July 14, 2023. There will also be a deferral of interest payments on the Credit Facility over the same timeframe (the “July Credit Facility Amendment”). The July Credit Facility Amendment waived a breach of our Minimum Liquidity Covenant, which occurred between June 30, 2023 and July 3, 2023, following the expiry of the reduced Minimum Liquidity Covenant under the June Credit Facility Amendment. On and after July 14, 2023, the Minimum Liquidity Covenant will require Liquidity (as defined in the Credit Facility) of no less than $3,000,000. We expect to require an additional waiver to the Minimum Liquidity Covenant following the expiry of the Minimum Liquidity Covenant waiver in the July Credit Facility Amendment. As of July 12, 2023, before giving effect to this offering, we had a cash balance of approximately $0.6 million.
Success TMS Purchase Agreement Litigation
On May 24, 2023, the sellers of the Company’s wholly owned subsidiary, Check Five LLC (d/b/a “Success TMS”), filed a complaint in the Superior Court of the State of Delaware against the Company, TMS NeuroHealth Centers Inc. and certain executive officers of the Company (the “Delaware Complaint”), concerning alleged disputes arising out of the acquisition of Success TMS by the Company in July 2022 (the

“Purchase Agreement claims”). The Purchase Agreement claims allege contractual fraud, indemnification for breach of certain representations and warranties of the Company contained in the membership interest purchase agreement, and breach of the implied covenant of good faith and fair dealing. The Delaware Complaint seeks damages in an amount to be determined at trial, which are alleged to exceed $1 million.
The Company and the other defendants have reviewed the Delaware Complaint and believe that the Purchase Agreement claims are without merit and intend to vigorously defend themselves. The Company is actively evaluating its legal strategy including pursuing counterclaims against one or more plaintiffs.
Klein Note Litigation
On April 25, 2023, Batya Klein, as trustee of the Marital Trust created by Kenneth S. Klein Revocable Trust U/A/D 10/20/80 filed a complaint against Success TMS in the Superior Court of New Jersey, Law Division (Bergen County) alleging a single claim for breach of contract of a promissory note (the “Klein Note”) in the principal amount of $2,090,263.58 (the “Klein Note Action” and, together with the Delaware Complaint, the “Klein Matters”). Specifically, the complaint alleged that there was an event of default under the Klein Note and demanded acceleration of the indebtedness due thereunder. However, the Company believes there was no event of default under the Klein Note so the demand for acceleration was defective. The Company also believes the New Jersey court lacks jurisdiction to hear the matter. Accordingly, the Company moved to dismiss the Klein Note Action, which motion is currently scheduled to be heard on July 21, 2023.
Nasdaq Listing Deficiencies
On May 15, 2023, the Company received notification from Nasdaq that the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market as the bid price of the Common Shares on Nasdaq closed below $1.00 (the “Minimum Bid Requirement”) for 30 consecutive trading days from March 31 to May 12, 2023.
Additionally, on May 16, 2023, the Company received a separate notification (together with the Minimum Bid Requirement notification, the “Notifications”) from Nasdaq that it was not in compliance with the minimum market value of listed securities requirement as the market value of the Common Shares was below $35 million (the “MVLS Requirement”) for 30 consecutive trading days from April 3 to May 15, 2023.
The Notifications have no immediate effect on the listing of the Common Shares on the Nasdaq Capital Market and do not affect the Company’s business operations. As set forth in the Notifications, the Company has until November 13, 2023 (the “Compliance Period”) to regain compliance with the Minimum Bid Requirement and the MVLS Requirement. During the Compliance Period, the Common Shares will continue to trade on the Nasdaq Capital Market, subject to continued compliance with Nasdaq’s other continued listing standards. If at any time before November 13, 2023, the bid price of the Common Shares closes at or above $1.00 per share and/or the Company achieves a market value of its Common Shares of $35 million, for a minimum of 10 consecutive trading days, it is expected that Nasdaq would notify the Company that it has regained compliance with the Minimum Bid Requirement and/or the MVLS Requirement, as applicable.
The Company is considering all available options to regain compliance with the Minimum Bid Requirement and the MVLS Requirement; however, the Company can provide no assurance that it will regain compliance during the Compliance Period or at all, and accordingly, the Common Shares may be delisted from Nasdaq, following which there would be no active liquid trading market for the Common Shares. See “Risk Factors”.
Additional Financings; Strategic Opportunities
The Company is selectively seeking strategic partnerships, financings, acquisitions and merger opportunities and is in various stages of negotiations and due diligence in respect of certain potential merger, acquisition, investment, financing or other commercial partnership opportunities. Additional financings may take the form of additional equity offerings, including on a private placement basis, and may have a further dilutive impact on the Common Shares. See “Risk Factors”. There can be no assurance that any of these negotiations will result in any additional financings or any merger, acquisition, investment or other commercial partnership or, if they do, what the final terms or timing of such transactions or arrangements would be. The Company expects to continue current negotiations and discussions and actively pursue additional financings and other strategic opportunities.

The Offering
Issuer	Greenbrook TMS Inc.
Offered Shares offered by us
Up to $4,458,156 worth of Common Shares consisting of (i) $4,324,411.32 worth of Purchase Shares that we may sell to Alumni Capital under the Purchase Agreement, following the delivery of the Commitment Shares from time to time at our sole discretion until the earlier of (a) December 31, 2023, (b) the date on which the Prospectus Supplement can no longer be used under U.S. securities laws, or (c) the date on which Alumni receives the full amount of Offered Shares (the “Commitment Period”); and (ii) $133,744.68 worth of Commitment Shares issued to Alumni Capital for no additional consideration under the Purchase Agreement.

Common Shares outstanding as of July 11, 2023	40,800,180 Common Shares.
Common Shares to be outstanding after this offering
49,328,648 Common Shares, which includes 212,293 Commitment Shares and 8,316,175 Purchase Shares, assuming issuance of all of the Purchase Shares under the Purchase Agreement at a price of $0.52 per Common Share (the “Assumed Offering Price”), which is equal to 85% of the lowest daily volume weighted average trading price of our Common Shares over the five trading days ended July 11, 2023. The actual number of Purchase Shares sold and issued will vary as the sales prices under this offering depend on a variety of factors including which Purchase Price Option (as defined below) the Company elects under the Purchase Agreement. See “Alumni Capital Purchase Agreement”.

Use of Proceeds
We may receive up to $4,324,411.32 from this offering, after deducting the Commitment Shares issued to Alumni Capital as consideration for entering into the Purchase Agreement from the Offered Shares, but without giving effect to estimated offering expenses. We intend to use the net proceeds from this offering, for general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors
An investment in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Shares.

Nasdaq Capital Market symbol for the Common Shares	Our Common Shares currently trade on Nasdaq under the symbol “GBNH.”
The number of Common Shares to be outstanding after this offering (but prior to the issuance of any Purchase Shares or Commitment Shares under this offering) is based on 40,800,180 Common Shares outstanding as of July 11, 2023, and excludes (as of July 11, 2023) the following:
•
1,689,000 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of $3.89 per share;

•
2,391,018 Common Shares reserved and available for issuance upon exercise of additional options that may be granted in the future under our Amended and Restated Omnibus Equity Incentive Plan, dated May 6, 2021;

•
187,177 Common Shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $3.65 per share;

•
2,918,659 Common Shares issuable to affiliates of Madryn upon conversion of the Madryn conversion instruments (the “Madryn Conversion Instruments”) at a conversion price of $1.90 per Common Share (the “Madryn Conversion Price”);

•
$1.0 million of Common Shares issuable to Greybrook Health Inc. (“Greybrook Health”) upon conversion of the Greybrook conversion instrument (the “Greybrook Conversion Instrument”) at a conversion price per share equal to the offering price of any public offering of Common Shares (if converted in connection with such offering) or otherwise 85.0% of the volume-weighted average trading price of the Common Shares on the Nasdaq for the five trading days immediately preceding the date of conversion (the “Greybrook Conversion Price”); and

•
Common Share purchase warrants (the “Neuronetics Warrants”) which may become issuable to Neuronetics upon a default of the Company’s $6.0 million secured promissory note payable to Neuronetics (the “Neuronetics Note”) equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Common Shares traded on Nasdaq prior to the date of issuance.

RISK FACTORS
An investment in the Offered Shares is subject to a number of risks, including those set forth herein and in the accompanying base prospectus, as well as in the Annual Report and the Q1 2023 Interim Report, each of which are incorporated by reference herein. Prospective investors should carefully consider these risks, in addition to information contained in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, before purchasing Offered Shares.
Risks Related to our Business and Liquidity
There is substantial doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit, and insufficient cash resources to meet our business objectives.
Based on recurring losses from operations and negative cash flows from operations for the three months ended March 31, 2023 as well as current cash and liquidity projections, we have concluded that there is substantial doubt about our ability to continue as a going concern. Furthermore, as discussed in Note 2(a) to our financial statements for the year ended December 31, 2022, included in the Annual Report, we have generated operating losses since inception, and we had negative cash flow from operating activities for the year ended December 31, 2022, which together raises substantial doubt about our ability to continue as a going concern. In addition, there have been incidents where payments to vendors have been delayed until we were able to secure the requisite financing necessary to make such payments. In June 2023, we amended our Credit Facility to temporarily reduce our Minimum Liquidity Covenant from $3,000,000 to $1,000,000 and on July 3, 2023 it was further reduced to $300,000 through July 14, 2023 (see “Prospectus Supplement Summary — Recent Developments — Amendment to Credit Facility”). We do not expect to receive the proceeds of this offering by July 14, 2023 and will, therefore, require a further amendment to the Credit Facility in order to temporarily reduce our Minimum Liquidity Covenant. We can provide no assurances that we will be able to successfully obtain an additional waiver to our Credit Facility on terms acceptable to the Company, or at all. Before giving effect to this offering, as of July 12, 2023, we had cash on hand of approximately $0.6 million.
To the extent that we continue to have negative cash flow in future periods, we will need to allocate a portion of the net proceeds received from this offering and/or additional financings to fund such negative cash flow. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms at least as favorable to the Company as this offering, or available to the Company at all. In addition, we can provide no assurances that we will be able to satisfy payment obligations on our outstanding indebtedness (including, without limitation, the Credit Facility, the Neuronetics Note and the Klein Note).
You should not rely on our most recent consolidated balance sheet as an indication of the amount of proceeds that would be available for us to satisfy claims of our creditors (including, but not limited to, Madryn, Neuronetics, and Benjamin Klein), and potentially be available for distribution to shareholders, in the event of liquidation.
We require the net proceeds from this offering to satisfy our cash requirements, to maintain compliance with the covenants under our Credit Facility, to pay our business expenses and to operate our business, and we may be required to file for bankruptcy protection if this offering is not consummated.
The net proceeds of the offering are only sufficient to enable to the Company to satisfy its cash obligations and comply with the Minimum Liquidity Covenant in the short term. The Company enacted its proposed Restructuring Plan in an effort to achieve certain cost savings; however, if the Company does not consummate this offering and/or obtain additional financing, irrespective of potential cost savings from the Restructuring Plan, the Company may not have the financial resources to satisfy its cash obligations and maintain compliance with the Minimum Liquidity Covenant in the future. Our obligations under the Credit Facility are secured by first priority liens on substantially all assets of the Company and certain of its subsidiaries, subject to customary exceptions. In the event that Madryn delivers a notice of acceleration to the Company in such case, we expect that Madryn would foreclose on the collateral and accelerate the indebtedness under our Credit Facility, following which the Company will likely be required to file for bankruptcy protection, and our assets will likely be liquidated. Our equity holders would likely not receive any recovery at all in a bankruptcy scenario, in which case you will likely receive no recovery at all for the Offered Shares hereby.
We may not realize expected returns on the Restructuring Plan.
Corporate restructurings such as the Restructuring Plan involve risks that could materially and adversely affect the Company’s business plan, including the failure of the Company to realize the anticipated benefits and cost savings. There can be no assurance that the Company will be able to fully realize some or all of the expected benefits of the Restructuring Plan. The ability to realize these anticipated benefits will depend in part on successfully consolidating functions and integrating operations, procedures, and personnel in a timely and efficient manner. There is a risk that some or all of the expected benefits will fail to materialize or may not occur within the time periods anticipated by management. The realization of some or all of such benefits may be affected by a number of factors, many of which are beyond the control of the Company.
An unfavorable outcome of the Klein Matters could result in a material adverse effect to our financial position, which may include an acceleration of our indebtedness under the Klein Note.
On April 25, 2023, the Klein Note Action was filed against the Company’s wholly owned subsidiary, Success TMS, in the Superior Court of New Jersey, Law Division (Bergen County), in regard to the claim of breach of contract of a promissory note in the principal amount of $2,090,263.58. On May 24, 2023, the Delaware Complaint concerning the Purchase Agreement claims was filed against the Company and additional defendants in the Superior Court of the State of Delaware.
The Company believes there was no event of default under the Klein Note and so the demand for acceleration was defective. The Company also believes the New Jersey court lacks jurisdiction to hear the matter. Accordingly, the Company moved to dismiss the Klein Note Action, which motion is currently scheduled to be heard on July 21, 2023. However, we can provide no assurance that the court will agree with the Company’s position regarding the Klein Note. With respect to the Purchase Agreement claims, we believe they are without merit, but the proceeding is too early to assess the potential likelihood of success or damages against us. If we are unable to resolve these disputes favorably, it may have a material adverse effect on the Company, including the acceleration of the Klein Note, which could trigger multiple defaults across our various indebtedness, including the Credit Facility and the Neuronetics Note. Even if we are successful in resolving this litigation in our favor, this and any other potential litigation can require a substantial amount of resources as well as redirect management attention, as well as create a negative perception of the Company. Any decision resulting from any such litigation that is unfavorable to the Company, and any additional litigation brought by Ben Klein or anyone else, could have a material adverse effect on the Company’s financial position.
Risks Related to the Offering and the Common Shares
Sales of Purchase Shares to Alumni Capital under the Purchase Agreement may affect the price of our Common Shares and make it more difficult to raise additional equity capital.
On July 13, 2023, we entered into the Purchase Agreement with Alumni Capital, pursuant to which Alumni Capital has committed to purchase the Purchase Shares. In connection with the execution of the Purchase Agreement, we are issuing Alumni Capital the Commitment Shares for no additional consideration as an initial fee for its commitment to purchase the Purchase Shares under the Purchase Agreement. The Purchase Shares may be sold by us to Alumni Capital at our discretion from time to time until the end of the Commitment Period. The purchase price for the Purchase Shares that we may sell to Alumni Capital under the Purchase Agreement will fluctuate based on the Purchase Price Options described in the Purchase Agreement. See “Alumni Capital Purchase Agreement” below.
Sales of the Purchase Shares, if any, to Alumni Capital will depend upon market conditions and other factors to be determined by us. Therefore, all, some or none of the Purchase Shares may be sold to Alumni Capital pursuant to the Purchase Agreement and, after it has acquired the Purchase Shares, Alumni Capital may sell all, some or none of those Purchase Shares or Committed Shares. Sales of the Purchase Shares to Alumni Capital by us could result in substantial dilution to the interests of other holders of our Common Shares. Additionally, the sale of a substantial number of Purchase Shares to Alumni Capital, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.
There is no guarantee of a return on investment in the Offered Shares.
There can be no assurance that we will ever be profitable, even after we complete the Restructuring Plan. The Offered Shares are equity securities of the Company and are not fixed income securities. Unlike fixed income securities, there is no obligation of the Company to distribute to shareholders a fixed amount or any amount at all, or to return the initial purchase price of an Offered Share on any date in the future. The market value of the Offered Shares may deteriorate if the Company is unable to generate sufficient positive returns, and that deterioration may be significant. Accordingly, you may experience a total loss of your investment.
We are currently in violation of multiple Nasdaq rules for continued listing on the Nasdaq Capital Market. Our ability to sell equity securities and the liquidity of our Common Shares publicly or privately will be adversely affected if we are delisted from the Nasdaq Capital Market or if we are unable to transfer our listing to another stock exchange.
As described in “Prospectus Supplement Summary — Recent Developments — Nasdaq Deficiencies”, we received two separate Nasdaq deficiency notifications regarding our ongoing violations of Nasdaq listing rules. The Notifications have no immediate effect on the listing of our Common Shares, and its Common Shares will continue to trade on the Nasdaq Capital Market. However, if the Company fails to remedy these deficiencies during the Compliance Period, Nasdaq may provide notice that the Company’s securities are subject to delisting.
Any potential delisting of our Common Shares from the Nasdaq Capital Market would likely result in decreased liquidity and increased volatility for our Common Shares and would adversely affect our ability to raise additional capital or to enter into strategic transactions. Any potential delisting of our Common Shares from the Nasdaq Capital Market would also make it more difficult for our shareholders to sell our Common Shares in the public market. Additionally, there can be no assurance that we will continue to maintain compliance with the other Nasdaq requirements for listing our Common Shares on Nasdaq.
Trading in our securities is highly speculative, and we may be required to file for bankruptcy protection in the future even if this offering is fully consummated.
Trading in our Common Shares is highly speculative and poses substantial risks to investors. There is no guarantee that an investment in the Offered Shares will earn any positive return in the short or long term, and we have encountered substantial cash shortages that have required restructuring of our outstanding balance pursuant to the Neuronetics Agreement, amendments and waivers under our Credit Facility, as well as the extension of additional loans from Madryn and additional financing from significant shareholders (including Greybrook Health) and management, and led to us adopting the Restructuring Plan. A purchase of Offered Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks, who have no need for immediate liquidity in their investment and who have the financial capacity to absorb a loss of some or all of their investment. Trading prices for our Common Shares may bear little or no relationship to the actual recovery, if any, by holders of our securities in any bankruptcy proceeding and our shareholders will likely not receive any recovery at all in a bankruptcy scenario. Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern, are subject to risks and uncertainties. These risks include, but are not limited to, the following:
•
our ability to achieve the anticipated cost-savings from the Restructuring Plan;

•
our ability to meet our cash requirements for ongoing operations and to satisfy our outstanding debt obligations (including under the Credit Facility, the Neuronetics Note and the Klein Note);

•
our ability to achieve a favorable outcome in the Klein Matters;

•
our ability to maintain our current relationships with or attract new clinicians, patients, employees, and other third parties;

•
our ability to maintain contracts that are critical to our operations, including the Neuronetics Agreement, and maintain our relationship with Neuronetics;

•
our ability to attract, motivate and retain key employees; and

•
the actions and decisions of our creditors (including Madryn Neuronetics, and Benjamin Klein) and other third parties including, but not limited to, our landlords and vendors who have interests that may be inconsistent with our plans.

For additional risks, please see “Risk Factors” in our Annual Report. These risks and uncertainties could affect our business and operations in various ways. If some of these risks materialize, we may not be able to have sufficient resources to continue to operate our business and we may be required to file for bankruptcy protection even if this offering is fully consummated. Our shareholders, including purchases of Common Shares in this offering, may not receive any recovery at all in a bankruptcy scenario.
If you purchase Common Shares in this offering, you will experience substantial and immediate dilution and may experience further dilution in the future.
Investors who purchase our Common Shares in this offering will suffer immediate and substantial dilution of their investment. Based on an assumed offering price of $0.52 per Common Share (being the Assumed Offering Price), and our net tangible book value as of March 31, 2023, if you purchase Common Shares in this offering, you will suffer immediate and substantial dilution of up to ($1.51) per share, with respect to the net tangible book value of the Common Shares. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution that investors will incur in this offering.
Moreover, the issuance of any additional Common Shares, including upon exercise of options, warrants or conversion instruments, may have a dilutive effect on the interests of holders of Offered Shares. See “There are unexercised options, warrants and conversion instruments outstanding and which may be issued from time to time. If these are exercised or converted, an investor’s interest in Common Shares will be diluted.” below. If these are exercised or converted, an investor’s interest in Common Shares will be diluted. To the extent that any of the net proceeds of this offering remain uninvested pending their use or are used to pay down existing indebtedness with a low interest rate, this offering may result in substantial dilution on a per share basis to the Company’s net income and certain other financial measures used by the Company. See “Dilution”.
There are unexercised options, warrants and conversion instruments outstanding and which may be issued from time to time. If these are exercised or converted, an investor’s interest in Common Shares will be diluted.
Following completion of this offering (assuming issuance of all of the Purchase Shares at the Assumed Offering Price) there will be 49,328,648 Common Shares issued and outstanding. If all of the Company’s options that were issued and outstanding as of July 11, 2023, including options that are not yet exercisable, were to be exercised, the Company would be required to issue up to an additional 1,689,000 Common Shares, or approximately 3.4% of the issued and outstanding Common Shares following completion of this offering (assuming issuance of all of the Purchase Shares at the Assumed Offering Price) on a non-diluted basis. In addition, there are also 187,177 warrants of the Company issued and outstanding that are exercisable into Common Shares on a one-for-one basis at a weighted average exercise price of $3.65. If all of these warrants were to be exercised, the Company would be required to issue up to an additional 187,177 Common Shares, or approximately 0.4% of the issued and outstanding Common Shares following completion of this offering (assuming issuance of all of the Purchase Shares at the Assumed Offering Price) on a non-diluted basis. In addition, the Company has outstanding under the Madryn Conversion Instruments that are convertible at Madryn’s option into up to 2,918,659 Common Shares at the Madryn Conversion Price, and the Greybrook Conversion Instrument that is convertible into $1.0 million of Common Shares at the Greybrook Conversion Price (up to 2,708,162 Common Shares). If the entirety of the Madryn Conversion Instruments were to be exercised, the Company would be required to issue an additional 2,918,659 Common Shares, or approximately 5.9% of the issued and outstanding Common Shares following completion of this offering (assuming issuance of all of the Purchase Shares at the Assumed Offering Price) on a non-diluted basis. Finally, if the Company defaults in respect of its obligations under the Neuronetics Note, Greenbrook will be required to issue the Neuronetics Warrants in an amount equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges, and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Common Shares traded on Nasdaq prior to the date of issuance. Given that the number of Neuronetics Warrants that may become issuable will be based on the outstanding amount of the Company’s debt obligations owing to Neuronetics at the time of a default under the Neuronetics Note, and the Common Shares issuable under such Neuronetics Warrants will be at an exercise price equal to the Company’s 30-day volume-weighted average closing price at the time of issuance of such Neuronetics Warrants, if any, it is not currently possible to determine the precise number of Neuronetics Warrants or Common Shares that may become issuable thereunder upon full exercise of the Neuronetics Warrants, if any, at this time.
These issuances, to the extent they occur, would decrease the proportionate ownership and voting power of all shareholders. This dilution could cause the price of the Common Shares to decline. In addition, the Company’s shareholders could suffer dilution in the net book value per share.
Benjamin Klein, who is currently in litigation with the Company, continues to have significant influence over us, including control over fundamental decisions that require the approval of shareholders, which could limit your ability to influence the outcome of matters submitted to shareholders for a vote.
Prior to this offering, Benjamin Klein (our largest shareholder and a seller of Success TMS, which we acquired in July 2022) beneficially owns, controls, or directs, directly and indirectly, approximately 21.4% of the issued and outstanding Common Shares. Following completion of this offering (assuming issuance of all of the Purchase Shares at the Assumed Offering Price), Mr. Klein will beneficially own, control or direct, directly and indirectly, approximately 17.7% of the issued and outstanding Common Shares. As long as Mr. Klein owns or controls a significant number of the outstanding Common Shares, he will have the ability to exercise substantial control over all fundamental corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including amendments to our articles of incorporation, or the approval of any merger, acquisition, or other significant corporate transaction, including a sale of all or substantially all of our assets.
Future sales of our securities by existing shareholders or by us could cause the market price for the Common Shares to decline.
Sales of a substantial number of the Common Shares in the public market could occur at any time, including by any of our major shareholders, directors or officers. Such future sales may include sales of Common Shares by Mr. Klein, whose one-year lock-up expires on July 14, 2023. These sales, or the market perception that the holders of a large number of Common Shares intend to sell their Common Shares, could significantly reduce the market price of the Common Shares. We cannot predict the effect, if any, that future public sales of Common Shares or the availability of these securities for sale under this prospectus supplement will have on the market price of the Common Shares. If the market price of the Common Shares was to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.
The Common Shares issuable upon the exercise of outstanding options, warrants and conversion instruments will, to the extent permitted by any applicable vesting requirements, lock-up restrictions, and restrictions under applicable securities laws, also become eligible for sale in the public market. Further, we have previously filed a resale prospectus for resales of up to 2,353,347 Common Shares that were issued to investors in a private placement in June 2021. We are also obligated to register the resale of (1) up to 11,634,660 Common Shares that were issued to the Success TMS sellers (including Mr. Klein) in July 2022, which includes 2,908,665 Common Shares that have been held back and deposited with an escrow agent, to be released to Mr. Klein or the Company, as applicable, upon satisfaction of customary working capital and certain other adjustments, including to satisfy any indemnity claims against the Success TMS sellers; (2) up to 2,918,659 Common Shares issuable upon conversion of the Madryn Conversion Instruments; and (3) up to 11,363,635 Common Shares that were issued in connection with the non-brokered private placement completed in March 2023, in each case, once the conditions for satisfying such registration rights are satisfied. We cannot predict the size of future sales of any such Common Shares or the effect, if any, that future sales of any such Common Shares will have on the market price of the Common Shares.

The Common Shares are subject to market volatility.
The price of the Common Shares will fluctuate with market conditions and other factors. If a holder of Offered Shares sells his, her or its Offered Shares, the price received may be more or less than the original investment. The Common Shares may trade at a discount from their book value. The Common Shares may trade at a price that is less than the current market price listed on Nasdaq.
We have flexibility in the use of proceeds of this offering.
The Company intends to use the net proceeds from this offering as described under “Use of Proceeds”. However, subject to our material cash requirements, satisfaction of debt obligations and compliance with the Minimum Liquidity Covenant, management will have discretion in the actual application of the proceeds and may elect to allocate proceeds differently from that described under “Use of Proceeds” if the Company believes that it would be in the best interests of the Company to allocate proceeds otherwise or if circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on the business of the Company.
We do not expect to pay any cash dividends for the foreseeable future.
We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under any existing or future agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of the Common Shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not invest in Common Shares.
The forward-looking statements contained in this prospectus supplement may prove to be incorrect.
There can be no assurance that any estimates and assumptions contained in this prospectus supplement will prove to be correct (including, but not limited to, our expectations regarding the Restructuring Plan, our ability to retain our listing on Nasdaq, our expectations regarding the outcome of the Klein Matters and our ability to satisfy our future cash requirements, satisfy debt obligations and continue as a going concern). Our actual results in the future may vary significantly from the historical and estimated results and those variations may be material. There is no representation by us that the actual results achieved by the Company in the future will be the same, in whole or in part, as those included in this prospectus supplement. See “Forward-Looking Statements” in the accompanying base prospectus and this prospectus supplement.
We are relying on our “foreign private issuer” status for exemption from Nasdaq shareholder approval rules in connection with this offering.
We are permitted to follow certain home country practices instead of certain requirements of the Nasdaq rules. In particular, we intend to rely upon “foreign private issuer” exemptions instead of Nasdaq requirements applicable to U.S. domestic companies to obtain shareholder approval for this offering, which may result in the issuance of more than 20% of our pre-offering outstanding Common Shares and will be priced at a discount to the market price. Accordingly, our shareholders may not be afforded the same protection as provided under Nasdaq offering rules that would be applicable for domestic issuers.

CONSOLIDATED CAPITALIZATION
The table below sets forth our capitalization as of March 31, 2023 (1) on an actual basis; (2) as adjusted to provide the Company’s cash balance as of July 12, 2023 and debt issuance costs of the June Credit Facility Amendment; and (3) as further adjusted to give effect to this offering (assuming issuance of all of the Purchase Shares at the Assumed Offering Price, the issuance of the Commitment Shares and the expected use of proceeds from this offering as discussed under “Use of Proceeds”. You should read this table in conjunction with our Q1 2023 Interim Report which is incorporated by reference herein.
	As of March 31, 2023
	(Unaudited)
(US$) (in millions)	(Actual)	(As adjusted)	(As further adjusted)
Cash	$7.1	$0.6	$4.6(2)
Long-term portion of:
Loans payable	$60.3	$61.3	$61.3
Shareholder loan	3.4	3.4	3.4
Lease liabilities(1)	38.2	38.2	38.2
Total long-term debt	$101.9	$102.9	$102.9
Equity
Shares	$120.3	$120.3	$124.7
Contributed surplus	4.6	4.6	4.6
Deficit	(156.4)	(156.4)	(156.4)
Non-controlling interest	(2.2)	(2.2)	(2.2)
Total equity	$(33.7)	$(33.7)	$(29.2)
Total capitalization (long-term debt and equity)	$68.2	$69.2	$73.7

Notes:
(1)
Under IFRS 16 — Leases, a lessee is required to recognize a right-of-use asset, representing its right to use the underlying asset, and a lease liability, representing its obligation to make future lease payments for all leases with a term of more than 12 months.

(2)
Net of estimated transaction related costs of approximately $300,000 incurred in connection with this offering.

DILUTION
If you invest in our Offered Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the applicable price (depending on the Purchase Order Option elected by the Company) of the Offered Shares and the as adjusted net tangible book value per share of our Common Shares after this offering, assuming issuance of all of the Purchase Shares at the Assumed Offering Price.
Our net tangible book value as of March 31, 2023, was approximately ($104.5 million), or ($2.56) per Common Share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of Common Shares outstanding as of March 31, 2023.
Without taking into account any other changes in our net tangible book value after March 31, 2023, other than to give effect to the sale and issuance of an aggregate of $4,458,156 in Offered Shares in this offering, our as adjusted net tangible book value as of March 31, 2023 would have been approximately ($100.2) million, or approximately ($2.03) per share (based on the Assumed Offering Price of $0.52 per Common Share). This amount represents an immediate increase in as adjusted net tangible book value of $0.53 per share to our existing shareholders and an immediate dilution in as adjusted net tangible book value of approximately ($1.51) per share to new investors purchasing Common Shares in this offering, assuming issuance of all of the Purchase Shares at the Assumed Offering Price. We determine dilution per share to new investors by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Common Share in this offering. The following table illustrates this dilution:
Assumed Offering Price per share(1)		$0.52
Net tangible book value per share as of March 31, 2023	$(2.56)
Increase per share attributable to new investors	$0.53
As adjusted net tangible book value per share after this offering assuming issuance of all of the Purchase Shares(1)		$(2.03)
Dilution per share to new investors(1)		$(1.51)

(1)
Based on an assumed offering price of $0.52 per Common Share (being the Assumed Offering Price).

The foregoing table and discussion is based on 40,800,180 Common Shares outstanding as of July 11, 2023, and excludes (as of July 11, 2023):
•
1,689,000 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of $3.89 per share;

•
2,391,018 Common Shares reserved and available for issuance upon exercise of additional options that may be granted in the future under our Amended and Restated Omnibus Equity Incentive Plan, dated May 6, 2021;

•
187,177 Common Shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $3.65 per share;

•
2,918,659 Common Shares issuable to affiliates of Madryn upon conversion of the Madryn Conversion Instruments at the Madryn Conversion Price;

•
$1.0 million of Common Shares issuable to Greybrook Health upon conversion of the Greybrook Conversion Instrument at the Greybrook Conversion Price; and

•
The Neuronetics Warrants which may become issuable to Neuronetics upon a default of the Neuronetics Note equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Common Shares traded on Nasdaq prior to the date of issuance.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Shares or outstanding warrants to purchase Common Shares (including the Neuronetics Warrants (to the extent that they become issuable)), and no conversion of either the Madryn Conversion Instruments or the Greybrook Conversion Instrument. The exercise of outstanding options and warrants having an exercise price less than the assumed offering price of the Purchase Shares presented above, or conversion of either the Madryn Conversion Instruments or the Greybrook Conversion Instrument at a conversion price that is less than the offering price of the Purchase Shares under the applicable Purchase Price Option, will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements, and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders. See “Risk Factors — Future sales of our securities by existing shareholders or by us could cause the market price for the Common Shares to decline” in this prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
General
The following is a summary of the rights, privileges, restrictions, and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at July 11, 2023, there were 40,800,180 Common Shares and no preferred shares issued and outstanding.
Further information relating to the Common Shares and our share capital is set out in the Annual Report in Item 10.B thereof and Exhibit 2.1 thereto, which is incorporated by reference herein.
Common Shares
Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the Board, dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption, or conversion rights, nor do they contain any sinking or purchase fund provisions.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario. Computershare Trust Company, N.A. serves as the U.S. transfer agent for the Common Shares.

USE OF PROCEEDS
The estimated net proceeds to the Company from this offering, assuming issuance of all of the Purchase Shares at the Assumed Offering Price, and after deducting the expenses of this offering (estimated to be approximately $300,000), will be approximately $4,024,412. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, subject to compliance with the Minimum Liquidity Covenant.
To date, the Company has had negative cash flow from operating activities. Although the Company believes it will have positive cash flow from operating activities in the future, it will require additional financing in addition to this offering to fund operating and investing activities and to satisfy its debt obligations. See “Risk Factors” in this prospectus supplement.
The Company, as part of its annual budgeting process, evaluates its estimated annual cash requirements to fund planned expansion activities and working capital requirements of existing operations. Based on this cash budget and considering its anticipated cash flows from regional operations, its holdings of cash prior to this offering and, assuming issuance of all of the Purchase Shares shortly following the date of this prospectus supplement, the Company believes that it will need another near-term cash infusion to have sufficient capital to meet its future operating expenses, capital expenditures and future debt service requirements. Prior to this offering, the Company’s cash balance as at July 12, 2023 was approximately $0.6 million. See also “Capitalization.”
The Company intends to use the net proceeds of this offering as stated above. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. Until applied, the net proceeds of this offering will be held as cash balances in the Company’s bank account or invested at the discretion of the Chief Financial Officer. See “Risk Factors — We have flexibility in the use of proceeds of this offering” in this prospectus supplement.

ALUMNI CAPITAL PURCHASE AGREEMENT
On July 13, 2023, we entered into the Purchase Agreement with Alumni Capital. Pursuant to the terms of the Purchase Agreement, Alumni Capital has agreed to purchase from us up to $4,324,411.32 in Purchase Shares from time to time during the term of the Purchase Agreement. In connection with the execution of the Purchase Agreement, we are issuing $133,744.68 of Commitment Shares to Alumni Capital for no additional consideration as an initial fee for its commitment to purchase the Purchase Shares under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we have filed with the SEC this prospectus supplement regarding the sale and issuance of the Offered Shares under the Securities Act.
We may, from time to time and at our sole discretion, direct Alumni Capital to purchase the Purchase Shares upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our Common Shares at the time of sale as computed under the Purchase Agreement. Alumni Capital may not assign its rights and obligations under the Purchase Agreement.
The Purchase Agreement prohibits us from directing Alumni Capital to purchase any Purchase Shares if those shares, when aggregated with all other Common Shares then beneficially owned by Alumni Capital, would result in Alumni Capital and its affiliates owning in excess of 9.99%, of our then issued and outstanding Common Shares (the “Beneficial Ownership Limitation”).
Purchase of Offered Shares Under the Purchase Agreement
Commencing on the date that the Commitment Shares are delivered and ending at the end of the Commitment Period we may, from time to time direct Alumni Capital to purchase such number of Purchase Shares set forth on a written notice from us (the “Purchase Notice”), provided, however, that the amount of Purchase Shares cannot exceed the limitation applicable to the Purchase Notice (as described below) or the Beneficial Ownership Limitation. We will deliver the Purchase Shares concurrently with the delivery of a Purchase Notice, which will be deemed delivered on the same business day if Alumni Capital receives the Purchase Shares and the Purchase Notice by 8:00 a.m., New York time, or on the next business day if Alumni Capital receives the Purchase Shares and the Purchase Notice after 8:00 a.m., New York time. After delivering the Purchase Notice, on the date indicated in the selected Purchase Price Option (defined below), Alumni Captial shall pay to the Company the amount indicated on the Purchase Notice and be issued the corresponding number of Purchase Shares (the “Closing Date”).
For each Purchase Notice, we may select any of the following purchase prices at which to sell the Common Shares subject to such Purchase Notice (each, a “Purchase Price Option”):
•
Purchase Price Option 1 is equal to the lowest daily volume-weighted average price (“VWAP”) of the Common Shares five business days prior to the Closing Date with respect to a Purchase Notice multiplied by 85%. Purchase Price Option 1 is limited to $500,000 per Purchase Notice; this amount may be increased to the full offering amount upon mutual agreement between the Company and the Alumni Capital.

•
Purchase Price Option 2 is equal to the lesser of (i) the average of the three lowest closing prices of the Common Shares over the ten business days prior to delivery of the Purchase Notice or (ii) 99% of the lowest trading price of the Common Shares on the date of delivery of the Purchase Notice. Purchase Price Option 2 is limited to the number of Common Shares equal to 1.5% of the full offering amount, as of date of execution of the Purchase Agreement but shall not exceed $500,000 per Purchase Notice.

•
Purchase Price Option 3 is equal to the lowest daily VWAP of the Common Shares over the three business days prior to Closing Date with respect to a Purchase Notice, multiplied by 99%. Purchase Price Option 3 is limited to 50% of the average daily traded volume of the Common Shares over the five business days preceding delivery of the Purchase Notice but shall not exceed $500,000 per Purchase Notice.

If the VWAP for the Common Shares for the five (5) business days prior to the Purchase Notice Date is less than $0.45 (the “VWAP Floor Price”), the Company shall have no obligation to sell, and the Investor shall be under no obligation to purchase, any of the Purchase Shares set forth in such Purchase Notice. If the VWAP for the Common Shares for the business days between the date of the Purchase Notice and the Closing

Date is less than $0.27 (the “Purchase Floor Price” and together with the VWAP Floor Price, each a “Floor Price”), the Company shall have no obligation to sell, and the Investor shall be under no obligation to purchase, any of the Purchase Notice Securities set forth in such Purchase Notice. The Floor Prices are subject to customary anti-dilution adjustments as set forth in the Purchase Agreement.
Effect of Performance of the Purchase Agreement on our Shareholders
The Offered Shares registered in this offering that have been or may be issued or sold by us to Alumni Capital under the Purchase Agreement are expected to be freely tradable. The Purchase Shares registered in this offering may be sold until the end of the Commitment Period. The sale by Alumni Capital of a significant number of Common Shares at any given time could cause the market price of our Common Shares to decline and to be highly volatile. Sales of our Common Shares to Alumni Capital, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Alumni Capital all, some or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell the Purchase Shares to Alumni Capital, Alumni Capital may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Alumni Capital by us under the Purchase Agreement may result in substantial dilution to the interests of our other shareholders. In addition, if we sell a substantial number of the Purchase Shares to Alumni Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Purchase Shares or the mere existence of our arrangement with Alumni Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of the Purchase Shares to Alumni Capital.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Alumni Capital to purchase up to $4,324,411.32 in Purchase Shares, which is exclusive of the Commitment Shares being issued to Alumni Capital as consideration for its commitment to purchase the Purchase Shares under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Alumni Capital under the Purchase Agreement any Purchase Shares that, when aggregated with all other Common Shares then beneficially owned by Alumni Capital and its affiliates, would exceed the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $4,458,156 in Offered Shares which include (i) up to $4,324,411.32 in Purchase Shares that may be sold and issued by us directly to Alumni Capital from time to time until the end of the Commitment Period, and (ii) $133,744.68 in Commitment Shares to Alumni Capital, pursuant to the Purchase Agreement and subject to the terms and subject to the conditions set forth therein. See “Alumni Capital Purchase Agreement.” This prospectus supplement also covers the resale of such Offered Shares by Alumni Capital to the public.
The Purchase Agreement provides that, at any time until the end of the Commitment Period, and at our sole discretion, we may require Alumni Capital to purchase up to $4,324,411.32 in Purchase Shares. The purchase price per share is based on the market price of our Common Shares at the time of sale as computed under the Purchase Agreement’s Purchase Price Options. Alumni Capital may not assign its rights and obligations under the Purchase Agreement. See “Alumni Capital Purchase Agreement” above.
The Purchase Shares that we may from time to time issue to Alumni Capital may be subsequently sold or distributed from time to time by Alumni Capital directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Any resale of the Offered Shares could be effected in one or more of the following methods:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in transactions through broker-dealers that agree with Alumni Capital to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the Offered Shares may be sold through registered or licensed brokers or dealers. In addition, in certain states, the Offered Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Brokers, dealers, underwriters or agents participating in any distribution of the Offered Shares may receive compensation in the form of commissions, discounts, or concessions from the seller and/or purchasers of the Common Shares for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Alumni Capital can presently estimate the amount of compensation that any agent will receive.
Alumni Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Alumni Capital has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Shares that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on Nasdaq at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Alumni Capital has informed us that each such broker-dealer will receive commissions from Alumni Capital that will not exceed customary brokerage commissions.
We know of no existing arrangements between Alumni Capital and any of our other shareholders, broker, dealer, underwriter, or agent relating to the sale or distribution of the Offered Shares offered by this prospectus supplement.

We will pay all of our expenses incident to the registration, offering, and sale of the shares to Alumni Capital.
We have agreed to indemnify Alumni Capital and certain other persons against certain liabilities in connection with the offering of the Offered Shares, including liabilities arising under the Securities Act.
Alumni Capital represented to us that at no time prior to the date of the Purchase Agreement has Alumni Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Section 242.200 of Regulation SHO of the U.S. Exchange Act) of our Common Shares or any hedging transaction which establishes a net short position with respect to the Common Shares or any other Company securities. Alumni Capital agreed that during the term of the Purchase Agreement, neither it nor its affiliates acting on its behalf or pursuant to any understanding with it will execute any of the foregoing transactions.
We have advised Alumni Capital that it is required to comply with Regulation M promulgated under the U.S. Exchange Act. With certain exceptions, Regulation M precludes Alumni Capital, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon on behalf of the Company by Torys LLP, Toronto, Ontario.

EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus supplement by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
Urish Popek & Co., LLC, Independent Registered Public Accounting Firm, are the auditors of Success TMS who have issued an independent auditor’s report dated November 23, 2022 in respect of Success TMS’s audited financial statements as at and for the year ended December 31, 2021, which is included in the Success TMS BAR that is incorporated by reference herein, upon the authority of said firm as experts in auditing and accounting.

EXPENSES
The table below sets forth the expenses to be incurred in connection by us with this offering. All of the amounts below are estimated, other than SEC registration filing fees and FINRA filing fees (each of which have been prorated for this offering).
SEC registration fee	US$	413.27
FINRA filing fees		23,000.00
Transfer agent fees		1,500.00
Printing costs		5,000.00
Legal fees and expenses		250,000.00
Miscellaneous		20,086.73
Total	US$	300,000.00

GREENBROOK TMS INC.
Common Shares
Preferred Shares
Warrants
Subscription Receipts
Units
Greenbrook TMS Inc. (“Greenbrook” or the “Company”) and the selling shareholders may offer from time to time up to a total amount of US$150,000,000, consisting of: in the case of the Company, (i) common shares of the Company (the “Common Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), and (v) units (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, and Subscription Receipts, the “Securities”), or any combination thereof, in one or more offerings under this prospectus; and in the case of the selling shareholders, resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.
As of March 4, 2022, the aggregate market value of our outstanding Common Shares held by non-affiliates was US$29,762,768.56, which was calculated based on 7,592,543 outstanding Common Shares as of March 4, 2022 held by non-affiliates and on a closing price per share of US$3.92 on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding Common Shares held by non-affiliates is less than US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
This prospectus provides you with a general description of the Securities that we or the selling shareholders may offer. Each time we or the selling shareholders offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.
Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GTMS” and on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “GBNH”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2022.

ABOUT THIS PROSPECTUS
This prospectus is a part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and the selling shareholders may offer and sell any combination of the Securities described in this prospectus in one or more offerings.
The aggregate amount of Securities that we and the selling shareholders may offer under the registration statement of which this prospectus is a part (the “Registration Statement”) is US$150,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. The aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders. In addition, we are subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of our outstanding Common Shares held by non-affiliates of the Company is less than US$75,000,000, then the aggregate market value of the Securities sold by us or on our behalf pursuant to this Registration Statement, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of our Common Shares held by non-affiliates of the Company as of a date within 60 days of such sale(s). This limitation does not apply to offerings of Common Shares on a secondary basis that may be sold by selling shareholders pursuant to this prospectus (as described in “Selling Shareholders”) in accordance with General Instruction I.B.3 of Form F-3.
This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we or the selling shareholders sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.
We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.
Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. We and the selling shareholders have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or
i

of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Greenbrook”, the “Company”, “we”, “us”, and “our” refer to Greenbrook TMS Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.
The complete mailing address and telephone number of our principal executive office is:
Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario, Canada M4W 3P4
(416) 915-9100
Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference herein constitute forward-looking statements within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the impact of the COVID-19 (coronavirus) pandemic (“COVID-19”) and our response thereto, our expectations regarding the continued expansion of the Spravato® (esketamine nasal spray) offering (the “Spravato® Program”) and our potential to enhance profit margins and diversify total revenue, the impact of the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC on our business and the earn-out consideration payable in respect thereof, our anticipated expansion opportunities, our expectations regarding our liquidity and available financing, and our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.
This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.
The forward-looking information in this prospectus and the documents incorporated by reference herein is necessarily based on a number of opinions, estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: challenges to the Company’s business resulting from the COVID-19 pandemic; risks relating to the Company’s negative cash flows, liquidity and our ability to achieve additional financing; increases to indebtedness levels causing a reduction in financial flexibility; inability to successfully execute the Company’s growth strategies, including the expansion of the Spravato® Program; inability to successfully integrate recent acquisitions into the Company’s business; inability to attract key managerial and other non-medical personnel; imposition of additional requirements related to the provision of TMS (as defined below) services at the Company’s outpatient mental health service centers that specialize in TMS treatment (each, a “TMS Center”) by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage the Company’s operations at its current size; failure to reduce operating expenses and labor costs in a timely manner; inability to achieve or sustain profitability in the future or an inability to secure additional financing to fund losses; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s TMS Centers; inability to successfully open and operate new TMS Centers profitably or at all; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing of the Company’s clinicians; claims made by or against the Company, which may result in litigation; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; future sales of the Company’s securities by existing shareholders causing the market price for the Common Shares to decline; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; the Company’s potential to incur significant additional costs if it were to lose its “foreign private issuer” status in the future; and risks related to forward-looking information contained in this prospectus and the documents incorporated by reference herein.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus under the heading “Risk Factors” and in the Company’s filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2021 (our “Annual Report”).
Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus or the documents incorporated by reference herein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to: no unforeseen changes in the legislative and operating framework for the Company’s business; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant event occurring outside the ordinary course of business.

Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus and the documents incorporated by reference herein represents the Company’s expectations as of the date of this prospectus (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking information contained in this prospectus or the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements.

SUMMARY
This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.
The Company
Operating through 149 Company-operated treatment centers (as of December 31, 2021), Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) therapy, an FDA-cleared, non-invasive therapy for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Greenbrook has provided more than 790,000 TMS treatments to over 22,000 patients since our inception.
The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4. The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.
Further information regarding the Company and its business is set out in the Annual Report, which is incorporated herein by reference. See “Incorporation of Certain Information by Reference”.
The Offering
The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we and the selling shareholders may offer. Each time we or a selling shareholder sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

RISK FACTORS
An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we or the selling shareholders offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.
ENFORCEABILITY OF CIVIL LIABILITIES
The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario). Some of the Company’s directors and officers and some of the experts named in this prospectus reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

USE OF PROCEEDS
The use of the net proceeds from the sale of Securities will be described in a prospectus supplement relating to the specific issuance of such Securities. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Company’s general funds, unless otherwise stated in the applicable prospectus supplement.
The Company will not receive any proceeds from any sale of Securities by the selling shareholders.
DESCRIPTION OF SHARE CAPITAL
The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at March 31, 2022, there were 17,801,885 Common Shares and no Preferred Shares issued and outstanding.
Common Shares
Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. All of our Common Shares are voting common equity securities. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the board of directors of the Company (the “Board”), dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.
Further information relating to the Common Shares is set out in the Annual Report, which is incorporated by reference herein.
Preferred Shares
The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the Board. The directors shall determine before the issue thereof the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, any voting rights, any conversion rights and any sinking fund or other provisions.
The Preferred Shares of each series will, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be fixed by the directors.
DESCRIPTION OF WARRANTS
The Company may issue Warrants to purchase Common Shares or Preferred Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.
Unless the applicable prospectus supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of each warrant indenture relating to any offering of Warrants will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement.
The applicable prospectus supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable prospectus supplement. The prospectus supplement relating to any Warrants the Company offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:
•
the designation and aggregate number of Warrants;

•
the price at which the Warrants will be offered;

•
the currency or currencies in which the Warrants will be offered;

•
the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•
the designation, number and terms of the Common Shares or Preferred Shares, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•
the exercise price of the Warrants;

•
the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

•
if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•
material U.S. and Canadian federal income tax consequences of owning the Warrants; and

•
any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The Company may issue Subscription Receipts separately or together with Common Shares, Preferred Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to this Prospectus.
The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of each subscription receipt agreement relating to any offering of Subscription Receipts will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•
the number of Subscription Receipts;

•
the price at which the Subscription Receipts will be offered;

•
conditions to the exchange of Subscription Receipts into Common Shares, Preferred Shares or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

•
the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares or Warrants;

•
the number of Common Shares, Preferred Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

•
the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•
the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares or Warrants;

•
terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•
material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts;

•
any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•
any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.
DESCRIPTION OF UNITS
The Company may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe the terms of the Units. The description will include, where applicable:
•
the designation of the Units and of the Securities comprising the Units;

•
the aggregated number of Units offered;

•
the price at which the Units will be offered;

•
the currency or currencies in which the Units will be offered;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•
whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•
any other material terms or conditions of the Units.

Unit certificates, if any, will be exchangeable for new Unit certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Units, holders of Units will not have any of the rights of holders of the securities subject to the Units.

SELLING SHAREHOLDERS
Up to 2,353,347 Common Shares may be sold under this prospectus by way of secondary offering by or for the account of selling shareholders identified below to whom we issued and sold such Common Shares in a private placement that was completed on June 14, 2021, as required by the registration rights agreement entered into connection with such transaction. For more information, see Item 5.B, “Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Related Party Transactions — Investor Rights Agreement; Registration Rights Agreement” in the Annual Report, which is incorporated by reference herein. Except as described herein and the Annual Report, which is incorporated herein by reference, and in the table and accompanying footnotes below, the selling shareholders have not had any material relationship with us or any associate or affiliate of a principal holder of our voting securities within the past three years. In addition, to our knowledge, none of the selling shareholders is a broker-dealer, nor at the time of the acquisition of our Common Shares did any of the selling shareholders have direct or indirect agreements or understandings with any third-party person to distribute any of our Common Shares.
The table below identifies the selling shareholders and provides other information regarding the beneficial ownership of the Common Shares by each of the selling shareholders, which information was provided to us by, or on behalf of, the applicable selling shareholder. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Common Shares offered by this prospectus, we cannot determine the number of such Common Shares that will be sold, transferred or otherwise disposed of by the applicable selling shareholder or the amount or percentage of Common Shares that will be held by the selling shareholders upon termination of this offering. See “Plan of Distribution” for more information. For purposes of the table below, we assume that the selling shareholders will sell all of their Common Shares offered by this prospectus.
In the table below, the percentage of Common Shares beneficially owned is based on 17,801,885 Common Shares issued and outstanding as of March 31, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Common Shares over which any of the selling shareholders has sole or shared voting power or investment power and also any Common Shares that any of the selling shareholders has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that each selling shareholder has sole voting and investment power with respect to all Common Shares shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below, as well as each such selling shareholder’s pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling shareholder’s interest received after the date of this prospectus from such selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.
	Common Shares Beneficially Owned Prior to Offering		Number of Common Shares	Common Shares Beneficially Owned After Offering
Selling Shareholder	Number	Percent	Being Offered	Number	Percent
Greybrook Health Inc.(1)	4,727,697(2)	26.6%	200,000	4,527,697	25.4%
1315 Capital II, L.P(3)	2,294,648	12.9%	303,350	1,991,298	11.2%
MSS GB SPV LP(4)	899,997(5)	5.1%	899,997	—	—
Marlin Fund, Limited Partnership(6)	386,874	2.2%	143,750	243,124	1.4%
Marlin Fund II, Limited Partnership(6)	286,377	1.6%	106,250	180,127	1.0%
Avenaero Holdings, LLC(7)	400,000	2.2%	400,000	—	—
Steward Capital Holdings, LP(7)	100,000	*	100,000	—	—
BioStar Ventures III-XF, L.P.(8)	200,000	1.1%	200,000	—	—

*
Denotes beneficial ownership of less than 1% of the Company’s outstanding common shares.

(1)
Elias Vamvakas, the chairman of the Board, is the sole director, President, Secretary and an indirect shareholder of Greybrook Capital Inc., the parent company of Greybrook Health Inc. (“Greybrook Health”). Sasha Cucuz, who is also a member of the Board, is the director and president of Greybrook Health.

(2)
Includes 200,000 Common Shares owned by Greybrook Realty Partners Inc. (“Greybrook Realty”), an affiliate of Greybrook Health. In addition, The Vamvakas Family Trust may be deemed a beneficial owner of the Common Shares held by Greybrook Health and Greybrook Realty. The address of each of Greybrook Health and Greybrook Realty is 890 Yonge Street, 7th Floor, Toronto, Ontario M4W 3P4, and the address of The Vamvakas Family Trust is 800-105 Gordon Baker Road, Toronto, Ontario M2H 3P8.

(3)
Adele C. Oliva, who is a member of the Board, is the founding partner of 1315 Capital II, LP (“1315 Capital”) and may be deemed the beneficial owner of Common Shares held by 1315 Capital. 1315 Capital may be deemed to share beneficial ownership of the Common Shares with 1315 Capital Management II, LLC. The address of each of Adele C. Oliva, 1315 Capital and 1315 Capital Management II, LLC is c/o 1315 Capital II, LP, 2929 Walnut Street, Suite 1240, Philadelphia, PA 19104.

(4)
Robert Higgins, who is a member of the Board, is a cofounder and currently the Managing Director, Investment Professional & General Counsel of Masters Special Situations, LLC, a Georgia limited liability company, which is an affiliate of MSS GB SPV LP (“MSS GB”).

(5)
The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of MSS GB. Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund (as defined in footnote (6) below), Marlin II (as defined in footnote (6) below), and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(6)
The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of Marlin Fund, Limited Partnership (“Marlin Fund”) and Marlin Fund II, Limited Partnership (“Marlin II”). Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund, Marlin II, and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(7)
Avenaero Capital, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Avenaero Holdings, LLC (“Avenaero”). Avenaero Capital, LLC, is owned 50% by Ventaero Capital, LLC (Gerald B. Hindy is the sole member) and 50% by 2020 Acquisitions, LLC (Bob Smith is the sole member). Steward Capital Management, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Steward Capital Holdings, LP (“Steward”). The members of Steward Capital Management, LLC consist of three or more unrelated non-profit organizations, none of which is individually a beneficial owner of the Common Shares held by the selling shareholder. All investment control and voting rights over Common Shares held by Steward Capital Holdings, LP are held by its Executive Team, which consists of more than three individuals, none of whom is individually a beneficial owner. The address of Avenaero Capital, LLC and Avenaero is 2126 N. Rocky Top Road, Battlefield, Missouri 65619. The address of Steward Capital Management, LLC and Steward is 3900 S. Overland Avenue, Springfield, Missouri 65807.

(8)
The power to vote and dispose of these shares is held by BioStar Ventures III-XF, LLC. BioStar Ventures III-XF, LLC is the general partner of BioStar Ventures III-XF, L.P. and BioStar Ventures III-XF, LLC exercises voting and investment power through a group of managers comprised of Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares held by BioStar Ventures III-XF, L.P. The address of the selling shareholder and each of BioStar Ventures III-XF, LLC, Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi is c/o BioStar Ventures III-XF, L.P., 206 Bridge Street. Charlevoix, Michigan 49720.

PLAN OF DISTRIBUTION
The Company and the selling shareholders may from time to time offer for sale up to an aggregate of US$150,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder, including resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders.
The Company and the selling shareholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any selling shareholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the selling shareholders, if any, the initial issue price, the proceeds that the Company or the selling shareholder, as applicable, will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market” offerings, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any selling shareholder or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian and/or U.S. securities laws and any such compensation received by them from the Company or any selling shareholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.
In connection with any offering of Securities, except as otherwise set out in a prospectus supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any selling shareholder, to indemnification by the Company and/or any selling shareholder against certain liabilities, including liabilities under Canadian and/or U.S. securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
Unless otherwise specified in the applicable prospectus supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices and the liquidity of such Securities.
This prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

MATERIAL INCOME TAX CONSIDERATIONS
The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable prospectus supplement may also describe certain material United States federal income tax considerations generally applicable to an investment in any Securities offered thereunder.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.
EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
EXPENSES
The following are the estimated expenses of the offering of the securities being registered under the Registration Statement, all of which have been or will be paid by the Company (other than certain offering expenses that may be borne by selling shareholders in connection with a secondary offering).
SEC registration fee	US$	13,905*
Blue sky fees and expenses		**
Nasdaq and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	US$	**

*
Previously paid.

**
To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into the Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC the Registration Statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full Registration Statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Registration Statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.greenbrooktms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.
We incorporate by reference into this prospectus the document listed below:
(a)
our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, are hereby incorporated by reference into this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.
Requests for any of these documents should be directed to:
Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario, Canada M4W 3P4
(416) 915-9100

Up to $4,458,156 of Common Shares

PROSPECTUS
July 13, 2023